CONTACT:	Jason Koval (914) 640-4429
FOR IMMEDIATE RELEASE
October 22, 2009
STARWOOD REPORTS THIRD QUARTER 2009 RESULTS
WHITE PLAINS, NY, October 22, 2009 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported third quarter 2009 financial results.
Third Quarter 2009 Highlights
•	Excluding special items, EPS from continuing operations was $0.14. Including special items, EPS from continuing operations was $0.22.

•	Adjusted EBITDA was $179 million.

•	Excluding special items, income from continuing operations was $26 million. Including special items, income from continuing operations was $41 million.

•	Special items totaled a benefit of $15 million ($0.08 per share) and included impairment charges of $27 million which were more than offset by a $44 million tax benefit primarily related to hotel sales.

•	Worldwide System-wide REVPAR for Same-Store Hotels decreased 20.3% (down 17.6% in constant dollars) compared to the third quarter of 2008. System-wide REVPAR for Same-Store Hotels in North America decreased 19.7% (down 19.0% in constant dollars).

•	Management and franchise revenues decreased 15.2% compared to 2008.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels decreased 23.7% (down 20.7% in constant dollars) compared to the third quarter of 2008. REVPAR for Starwood branded Same-Store Owned Hotels in North America decreased 24.0% (down 23.0% in constant dollars).

•	Operating income from vacation ownership and residential declined $47 million compared to 2008.

•	The Company signed 19 hotel management and franchise contracts in the quarter representing approximately 4,200 rooms.

Third Quarter 2009 Earnings Summary
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the third quarter of 2009 of $0.22 per share compared to $0.62 in the third quarter of 2008. Excluding special items, which net to a benefit of $15 million in 2009 and a charge of $16 million in 2008, EPS from continuing operations was $0.14 for the third quarter of 2009 compared to $0.71 in the third quarter of 2008. Excluding special items, the effective income tax rate in the third quarter of 2009 was a benefit of 7.1% compared to a charge of 29.7% in the same period of 2008 primarily due to a $10 million tax benefit for the reversal of deferred taxes related to interest which is no longer deemed necessary.
Special items in the third quarter of 2009 totaled $15 million of net benefits ($0.08 per share) and included impairment charges of $27 million and restructuring charges of $2 million which were more than offset by a $44 million tax benefit primarily related to hotel sales.
Income from continuing operations was $41 million in the third quarter of 2009 compared to $113 million in 2008. Excluding special items, income from continuing operations was $26 million in the third quarter of 2009 compared to $129 million in 2008.
Net income was $40 million and EPS was $0.22 in the third quarter of 2009 compared to $113 million and EPS of $0.62 in the third quarter of 2008.
Frits van Paasschen, CEO said, “Over the past twelve months we have focused on cost containment and debt reduction, which positions us well to ‘Own the Upswing’. Our increasingly fee-based, capital-efficient business model will grow as REVPAR recovers and as our pipeline translates into unit additions. Our owned hotels are skewed towards the high end and have been particularly hard-hit over the past twelve months, implying they are poised for a strong rebound as the world economy recovers. And with half of our hotels outside of the United States, we will benefit from secular growth in international markets.”
“With the $6 billion Sheraton Revitalization Program nearly complete, I can’t think of a better time to aggressively re-launch the brand than into the early stages of an upcycle.”
Third Quarter 2009 Operating Results
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels decreased 20.3% (down 17.6% in constant dollars) compared to the third quarter of 2008. International System-wide REVPAR for Same-Store Hotels decreased 21.0% (down 16.0% in constant dollars). Worldwide System-wide REVPAR decreases by region were: 17.9% in Africa and the Middle East, 18.6% in Asia Pacific, 19.7% in North America, 22.1% in Europe and 31.3% in Latin America. Worldwide System-wide REVPAR decreases by brand were: Westin 17.9%, Sheraton 19.9%, Four Points by Sheraton 22.3%, Le Méridien 22.8%, W Hotels 22.9%, and St. Regis/Luxury Collection 23.2%.

Worldwide comparable company-operated gross operating profit margins declined approximately 400 basis points in the third quarter driven by REVPAR declines partially offset by continued cost-cutting efforts at the property level. International gross operating profit margins for comparable company-operated properties declined approximately 260 basis points, and North American comparable company-operated gross operating profit margins declined approximately 560 basis points.
Management fees, franchise fees and other income were $181 million, down $37 million, or 17.0%, from the third quarter of 2008. Management fees decreased 25.6% to $87 million and franchise fees decreased 15.9% to $37 million. The Company continued to work closely with its owner/partners to aggressively reduce costs, helping to minimize impact from the weak REVPAR environment.
During the third quarter of 2009, the Company signed 19 hotel management and franchise contracts representing approximately 4,200 rooms of which 15 are new builds and four are conversions from other brands. At September 30, 2009, the Company had over 350 hotels in the active pipeline representing over 85,000 rooms.
During the third quarter of 2009, 27 new hotels and resorts (representing approximately 5,200 rooms) entered the system, including the W Washington D.C. (317 rooms), the Sheraton Jinan (China, 410 rooms), the St. Regis Mexico City (189 rooms), the W Santiago (Chile, 196 rooms) and seven Aloft hotels in the United States. Eleven properties (representing approximately 3,000 rooms) were removed from the system during the quarter.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels decreased 23.7% (down 20.7% in constant dollars). REVPAR at Starwood branded Same-Store Owned Hotels in North America decreased 24.0% (down 23.0% in constant dollars). Internationally, Starwood branded Same-Store Owned Hotel REVPAR decreased 23.3% (down 17.1% in constant dollars). The Company’s Latin America region was hard hit by H1N1 as REVPAR decreased 39.7%.
The Company’s continued rigorous cost cutting programs helped mitigate the impact of sharp revenue declines during the quarter.
Revenues at Starwood branded Same-Store Owned Hotels in North America decreased 23.6% (down 22.6% in constant dollars) while costs and expenses decreased 14.8% when compared to 2008.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide decreased 23.4% (down 20.4% in constant dollars) while costs and expenses decreased 17.1% when compared to 2008.
Revenues at owned, leased and consolidated joint venture hotels were $396 million when compared to $575 million in 2008.

Vacation Ownership
Total vacation ownership reported revenues decreased 31.7% to $125 million when compared to 2008. With significant cost reductions, the core vacation ownership operating income declined $6 million. Originated contract sales of vacation ownership intervals decreased 35.7% primarily due to an overall decline in demand due to the current economic climate. The average price per vacation ownership unit sold decreased 21.9% to approximately $15,000, driven by a higher sales mix of lower-priced inventory, including a higher percentage of biennial inventory. The number of contracts signed decreased 17.1% when compared to 2008.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses decreased 9.7% to $102 million compared to the third quarter of 2008. The decrease was primarily due to the Company’s focus on reducing its cost structure. A majority of the Company’s cost containment initiatives have been completed and implemented during previous quarters, including identifying reductions across the corporate departments and divisional headquarters, for which the benefits are now being realized. These actions are expected to yield an annual run rate savings of approximately $100 million.
Asset Sales
During the third quarter of 2009, the Company sold two wholly-owned hotels for cash proceeds of approximately $96 million.
Capital
Gross capital spending during the quarter included approximately $19 million of maintenance capital and $21 million of development capital. Investment spending on gross vacation ownership interest (“VOI”) and residential inventory was $18 million, primarily in Bal Harbour. The run rate of capital spending on development and investment capital has declined throughout the year as in-flight projects have been completed.
Balance Sheet
At September 30, 2009, the Company had total debt of $3.362 billion and cash and cash equivalents of $155 million (including $42 million of restricted cash), or net debt of $3.207 billion, compared to net debt of $3.626 billion and $3.517 billion as of June 30, 2009 and December 31, 2008, respectively.
At September 30, 2009, debt was approximately 70% fixed rate and 30% floating rate and its weighted average maturity was 4.3 years with a weighted average interest rate of 6.39%. The Company had cash (including current restricted cash) and availability under the domestic and international revolving credit facility of approximately $1.724 billion.

In January 2009, the Company and the IRS reached an agreement in principle to settle the litigation pertaining to the tax treatment of the Company’s 1998 disposition of World Directories, Inc. Under the proposed settlement, the Company expects to receive a refund of over $200 million as a result of tax payments previously made.
Results for the Nine Months Ended September 30, 2009
EPS from continuing operations decreased to $0.98 compared to $1.60 in 2008. Excluding special items, EPS from continuing operations was $0.50 compared to $1.71 in 2008. Income from continuing operations was $179 million compared to $299 million in 2008. Excluding special items, income from continuing operations was $92 million compared to $318 million in 2008. Net income was $180 million and EPS was $0.99 compared to $250 million and $1.33, respectively, in 2008. Total Company Adjusted EBITDA, which was impacted by the sale or closure of 14 hotels since the beginning of 2008, was $546 million compared to $884 million in 2008.
Outlook
For the three months ended December 31, 2009:
•	Adjusted EBITDA is expected to be approximately $190 million to $200 million assuming:
•	REVPAR decline at Same-Store Company Operated Hotels Worldwide of 9% to 11% (11% to 13% in constant dollars).

•	REVPAR decline at Branded Same-Store Owned Hotels Worldwide of 12% to 14% (15% to 17% in constant dollars).

•	Management and franchise revenues will be down approximately 8% to 10%.

•	Operating income from our vacation ownership and residential businesses will be down $10 million to $15 million. If market conditions permit, the Company anticipates completing a securitization in the fourth quarter with cash proceeds of $125 million to $150 million.
•	Income from continuing operations, before special items, is expected to be approximately $32 million to $39 million, reflecting an effective tax rate of approximately 30%.

•	EPS before special items is expected to be approximately $0.17 to $0.21.
For the Full Year 2009:
Based on our third quarter results and our expectations for the fourth quarter, full year 2009 REVPAR at Same-Store Company Operated Hotels Worldwide declines 20% and REVPAR at Branded Same-Store Owned Hotels Worldwide declines 25%:

•	Adjusted EBITDA would be approximately $735 million to $745 million.

•	EPS before special items would be approximately $0.67 to $0.71.

•	Management and franchise revenues will decline approximately 15%.

•	Selling, General and Administrative expenses will decline approximately $80 million.

•	Operating income from our vacation ownership and residential business will be down $70 million to $75 million.

•	Full year depreciation and amortization will be approximately $345 million.

•	Full year interest expense will be approximately $235 million and cash taxes will be approximately $25 million.

•	Full year effective tax rate will be approximately 20%.

•	Full year capital expenditures (excluding vacation ownership and residential inventory) would be approximately $150 million for maintenance, renovation and technology. In addition, in-flight investment projects, including Bal Harbour, and prior commitments for joint ventures and other investments will total approximately $175 million. Vacation ownership and Residential, excluding the Bal Harbour project, is expected to generate approximately $150 million in positive cash flow, including proceeds from the Company’s June securitization.
For the Full Year 2010:
It is very difficult at this time to provide any definitive point of view on 2010. While business conditions have clearly stabilized, it is very hard to forecast the pace of recovery, especially rate. While group bookings have picked up for 2011 and beyond, booking pace for 2010 has continued to lag below 2009. And booking windows for both transient and group business have shortened considerably. As such, late breaking business is a larger component of what will drive our performance next year making forward looking predictions four quarters out particularly challenging. What we can provide are broad guidelines that we are using for internal planning purposes:
•	REVPAR at Same-Store Company Operated Hotels Worldwide flat to down 5% in local currency when compared to 2009. The REVPAR change in developed markets (U.S. and Western Europe) is likely to be at the lower end of the range and REVPAR change in emerging markets at the higher end of the range. If exchange rates remain at current levels, REVPAR as reported in dollars would be approximately 200 bps higher. Management and franchise revenue growth should be in line with worldwide REVPAR growth, with same store fee declines offset by fees from new hotels.

•	REVPAR at Branded Same-Store Owned Hotels Worldwide also flat to down 5% in local currency when compared to 2009. Since most owned hotels are in developed markets, the REVPAR change is likely to be at the lower end of the range. If exchange rates remain at current levels, REVPAR as reported in dollars would be approximately 200bps higher. Despite the Company’s focus on productivity to help mitigate the impact from wage and general inflation, margins and EBITDA at owned hotels will likely be down year over year given anticipated REVPAR declines.

•	Flat originated sales in our vacation ownership business. Vacation ownership EBITDA will likely be down year over year due to lost interest income assuming we complete two securitizations in 2009. The Company expects to adopt FAS 166 and 167 at the beginning of 2010, which will impact the accounting for securitized timeshare loans. Assuming the consolidation of the existing portfolio of securitized loans, the company expects assets to increase by $225 million to $250 million and, liabilities to increase by $250 million to $275 million when compared to 2009. As a result of the accounting change, vacation ownership pretax earnings in 2010 are estimated to increase by $10 million to $15 million and EBITDA in 2010 is estimated to increase by $25 million to $30 million, but no change in cash flow is anticipated.

•	Modest increases to sales, general and administrative expenses due to adjustments in base and incentive compensation.

•	To the extent additional asset selling is completed before the end of the year and into 2010, EBITDA would have to be adjusted accordingly.

Special Items
The Company’s special items netted to a benefit of $15 million (after-tax) in the third quarter of 2009 compared to a $16 million (after-tax) charge in the same period of 2008.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended			Nine Months Ended
September 30,			September 30,
2009	2008		2009	2008

$26	$129	Income from continuing operations before special items	$92	$318

$0.14	$0.71	EPS before special items	$0.50	$1.71

		Special Items
(2)	(22)	Restructuring and other special charges, net (a)	(24)	(32)
(27)	(12)	Loss on asset dispositions and impairments, net (b)	(66)	(12)

(29)	(34)	Total special items — pre-tax	(90)	(44)
44	18	Income tax benefit for special items (c)	57	25
—	—	Italian income tax incentive (d)	120	—

15	(16)	Total special items — after-tax	87	(19)

$41	$113	Income from continuing operations	$179	$299

$0.22	$0.62	EPS including special items	$0.98	$1.60

(a)	During all periods presented, the Company recorded restructuring charges associated with its ongoing initiative to streamline operations and eliminate costs, including severance, contract termination costs, and write-off of fixed assets.

(b)	During the three months ended September 30, 2009, the charge primarily reflects a $3 million loss on a hotel sale and impairment charges of approximately $22 million associated with an investment in a hotel management contract which is expected to be cancelled in the near term, the Company’s retained interest in securitized receivables and the carrying value of one hotel. During the nine months ended September 30, 2009, the charge also includes a $3 million loss on a hotel sale and previous impairment charges of $31 million of the Company’s retained interests in securitized receivables and certain fixed assets.

During the three and nine months ended September 30, 2008, the charge primarily relates to an $11 million impairment charge associated with the Company’s equity interest in a joint venture that owns land it no longer intends to develop, partially offset by a $4 million gain on the sale of a hotel.

(c)	The three and nine months ended September 30, 2009 reflect tax benefits at the statutory rate for the special items and a tax benefit for hotel sales with higher tax basis, partially offset by permanent tax charges associated with the loss on certain asset dispositions. The three and nine months ended September 30, 2008 relate to the favorable impacts of capital loss utilization and tax benefits at the statutory rate for the special items.

(d)	During the nine months ended September 30, 2009, benefit relates to an Italian tax incentive program through which the tax basis of Italian owned hotels were stepped up in exchange for paying a relatively minor tax. As a result, the Company recognized a net deferred tax benefit of $120 million under the program.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Starwood will be conducting a conference call to discuss the third quarter financial results at 10:30 a.m. (EDT) today at (706) 312-1228. The conference call will be available through a simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 1:30p.m. (EDT) today through October 29, 2009 at 12:00 midnight (EDT) on both the Company’s website and via telephone replay at (706) 645-9291.
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common shareholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common shareholders (i.e. excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as revenues and costs and expenses from hotels sold, restructuring and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 982 properties in more than 100 countries and 145,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%				%
2009	2008	Variance		2009	2008	Variance
			Revenues
$396	$575	(31.1)	Owned, leased and consolidated joint venture hotels	$1,176	$1,755	(33.0)
126	226	(44.2)	Vacation ownership and residential sales and services	387	613	(36.9)
181	218	(17.0)	Management fees, franchise fees and other income	533	642	(17.0)
515	516	(0.2)	Other revenues from managed and franchised properties (a)	1,459	1,564	(6.7)

1,218	1,535	(20.7)		3,555	4,574	(22.3)
			Costs and Expenses
330	437	24.5	Owned, leased and consolidated joint venture hotels	993	1,329	25.3
102	155	34.2	Vacation ownership and residential	306	472	35.2
102	113	9.7	Selling, general, administrative and other	291	381	23.6
2	22	90.9	Restructuring and other special charges, net	24	32	25.0
71	73	2.7	Depreciation	213	216	1.4
11	10	10.0	Amortization	25	26	3.8
515	516	0.2	Other expenses from managed and franchised properties (a)	1,459	1,564	6.7

1,133	1,326	14.6		3,311	4,020	17.6
85	209	(59.3)	Operating income	244	554	(56.0)
(3)	3	n/m	Equity earnings and gains and (losses) from unconsolidated ventures, net	(5)	14	n/m
(60)	(48)	(25.0)	Interest expense, net of interest income of $0, $0, $2 and $3	(156)	(150)	(4.0)
(27)	(12)	n/m	Loss on asset dispositions and impairments, net	(66)	(12)	n/m

(5)	152	n/m	(Loss) income from continuing operations before taxes	17	406	(95.8)
46	(38)	n/m	Income tax benefit (expense)	160	(106)	n/m

41	114	(64.0)	Income from continuing operations	177	300	(41.0)
			Discontinued Operations:
(1)	—	n/m	Net (loss) gain on dispositions	1	(49)	n/m

40	114	(64.9)	Net income	178	251	(29.1)
—	(1)	n/m	Net (income) loss attributable to noncontrolling interests	2	(1)	n/m

$40	$113	(64.6)	Net income attributable to Starwood	$180	$250	(28.0)

			Earnings (Loss) Per Share — Basic
$0.22	$0.63	(65.1)	Continuing operations	$0.99	$1.64	(39.6)
—	—	—	Discontinued operations	0.01	(0.27)	n/m

$0.22	$0.63	(65.1)	Net income	$1.00	$1.37	(27.0)

			Earnings (Loss) Per Share — Diluted
$0.22	$0.62	(64.5)	Continuing operations	$0.98	$1.60	(38.8)
—	—	—	Discontinued operations	0.01	(0.27)	n/m

$0.22	$0.62	(64.5)	Net income	$0.99	$1.33	(25.6)

			Amounts attributable to Starwood’s Common Shareholders
41	113	(63.7)	Income from continuing operations	179	299	(40.1)
(1)	—	n/m	Discontinued operations	1	(49)	n/m

40	113	(64.6)	Net income	180	250	(28.0)

180	180		Weighted average number of Shares	180	182

185	183		Weighted average number of Shares assuming dilution	183	186

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	September 30,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$113	$389
Restricted cash	35	96
Accounts receivable, net of allowance for doubtful accounts of $60 and $49	466	552
Inventories	1,048	986
Prepaid expenses and other	136	143

Total current assets	1,798	2,166
Investments	335	372
Plant, property and equipment, net	3,475	3,599
Assets held for sale	82	10
Goodwill and intangible assets, net	2,190	2,235
Deferred tax assets	753	639
Other assets (a)	641	682

	$9,274	$9,703

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$5	$506
Accounts payable	130	171
Accrued expenses	1,164	1,274
Accrued salaries, wages and benefits	310	346
Accrued taxes and other	360	391

Total current liabilities	1,969	2,688
Long-term debt (b)	3,357	3,502
Deferred income taxes	29	26
Other liabilities	1,977	1,843

	7,332	8,059
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 186,854,626 and 182,827,483 shares at September 30, 2009 and December 31, 2008, respectively	2	2
Additional paid-in capital	528	493
Accumulated other comprehensive loss	(307)	(391)
Retained earnings	1,698	1,517

Total Starwood stockholders’ equity	1,921	1,621
Noncontrolling interest	21	23

Total equity	1,942	1,644

	$9,274	$9,703

(a)	Includes restricted cash of $7 million and $6 million at September 30, 2009 and December 31, 2008, respectively.

(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $562 million and $642 million at September 30, 2009 and December 31, 2008, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%				%
2009	2008	Variance		2009	2008	Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$40	$113	(64.6)	Net income	$180	$250	(28.0)
65	53	22.6	Interest expense(a)	174	169	3.0
(45)	38	n/m	Income tax (benefit) expense (b)	(161)	155	n/m
79	81	(2.5)	Depreciation(c)	237	238	(0.4)
11	11	—	Amortization (d)	26	28	(7.1)

150	296	(49.3)	EBITDA	456	840	(45.7)
27	12	n/m	Loss on asset dispositions and impairments, net	66	12	n/m
2	22	n/m	Restructuring and other special charges, net	24	32	(25.0)

$179	$330	(45.8)	Adjusted EBITDA	$546	$884	(38.2)

(a)	Includes $5 million of interest expense related to unconsolidated joint ventures for the three months ended September 30, 2009 and 2008, and $16 million for the nine months ended September 30, 2009 and 2008.

(b)	Includes $1 million and $0 million of tax (benefit) expense recorded in discontinued operations for the three months ended September 30, 2009 and 2008, respectively, and $(1) million and $49 million for the nine months ended September 30, 2009 and 2008, respectively.

(c)	Includes $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended September 30, 2009 and 2008, and $24 million and $22 million for the nine months ended September 30, 2009 and 2008, respectively.

(d)	Includes $0 million and $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended September 30, 2009 and 2008, respectively, and $1 million and $2 million for the nine months ended September 30, 2009 and 2008, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions, except per share data)
Low Case

Three Months Ended		Year Ended
December 31, 2009		December 31, 2009

$32	Net income	$211
61	Interest expense	235
13	Income tax expense (benefit)	(146)
84	Depreciation and amortization	346

190	EBITDA	646
—	Loss on asset disposition and impairments, net	66
—	Restructuring and other special charges, net	24

$190	Adjusted EBITDA	$736

Three Months Ended		Year Ended
December 31, 2009		December 31, 2009

$32	Income from continuing operations before special items	$124

$0.17	EPS before special items	$0.67

	Special Items
—	Restructuring and other special charges, net	(24)
—	Loss on asset dispositions and impairments, net	(66)

—	Total special items — pre-tax	(90)
—	Income tax benefit on special items	57
—	Italian income tax incentive	120

—	Total special items — after-tax	87

$32	Income from continuing operations	$211

$0.17	EPS including special items	$0.94

High Case

Three Months Ended		Year Ended
December 31, 2009		December 31, 2009

$39	Net income	$218
61	Interest expense	235
16	Income tax expense (benefit)	(143)
84	Depreciation and amortization	346

200	EBITDA	656
—	Loss on asset disposition and impairments, net	66
—	Restructuring and other special charges, net	24

$200	Adjusted EBITDA	$746

Three Months Ended		Year Ended
December 31, 2009		December 31, 2009

$39	Income from continuing operations before special items	$131

$0.21	EPS before special items	$0.71

	Special Items
—	Restructuring and other special charges, net	(24)
—	Loss on asset dispositions and impairments, net	(66)

—	Total special items — pre-tax	(90)
—	Income tax benefit on special items	57
—	Italian income tax incentive	120

—	Total special items — after-tax	87

$39	Income from continuing operations	$218

$0.21	EPS including special items	$0.98

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels(1)			%
2009	2008	Variance	Worldwide	2009	2008	Variance

			Revenue
$356	$462	(22.9)	Same-Store Owned Hotels	$1,031	$1,447	(28.7)
3	68	(95.6)	Hotels Sold or Closed in 2009 and 2008 (14 hotels)	33	168	(80.4)
36	39	(7.7)	Hotels Without Comparable Results (9 hotels)	111	132	(15.9)
1	6	(83.3)	Other ancillary hotel operations	1	8	(87.5)

$396	$575	(31.1)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,176	$1,755	(33.9)

			Costs and Expenses
$293	$351	16.5	Same-Store Owned Hotels	$860	$1,075	20.0
4	50	92.0	Hotels Sold or Closed in 2009 and 2008 (14 hotels)	33	142	76.8
29	34	14.7	Hotels Without Comparable Results (9 hotels)	94	107	12.1
4	2	n/m	Other ancillary hotel operations	6	5	(20.0)

$330	$437	24.5	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$993	$1,329	25.3

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels			%
2009	2008	Variance	North America	2009	2008	Variance

			Revenue
$223	$289	(22.8)	Same-Store Owned Hotels	$658	$908	(27.5)
3	27	(88.9)	Hotels Sold or Closed in 2009 and 2008 (8 hotels)	28	78	(64.1)
29	34	(14.7)	Hotels Without Comparable Results (7 hotels)	93	114	(18.4)

$255	$350	(27.1)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$779	$1,100	(29.2)

			Costs and Expenses
$192	$224	14.3	Same-Store Owned Hotels	$568	$683	16.8
4	20	80.0	Hotels Sold or Closed in 2009 and 2008 (8 hotels)	28	62	54.8
24	29	17.2	Hotels Without Comparable Results (7 hotels)	78	92	15.2

$220	$273	19.4	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$674	$837	19.5

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels			%
2009	2008	Variance	International	2009	2008	Variance

			Revenue
$133	$173	(23.1)	Same-Store Owned Hotels	$373	$539	(30.8)
—	41	n/m	Hotels Sold or Closed in 2009 and 2008 (6 hotels)	5	90	(94.4)
7	5	40.0	Hotels Without Comparable Results (2 hotels)	18	18	n/m
1	6	(83.3)	Other ancillary hotel operations	1	8	(87.5)

$141	$225	(37.3)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$397	$655	(39.4)

			Costs and Expenses
$101	$127	20.5	Same-Store Owned Hotels	$292	$392	25.5
—	30	n/m	Hotels Sold or Closed in 2009 and 2008 (6 hotels)	5	80	93.8
5	5	n/m	Hotels Without Comparable Results (2 hotels)	16	15	(6.7)
4	2	n/m	Other ancillary hotel operations	6	5	(20.0)

$110	$164	32.9	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$319	$492	35.2

(1)	Same-Store Owned Hotel Results exclude 14 hotels sold or closed in 2009 and 2008 and 9 hotels without comparable results.

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Three Months Ended September 30,
UNAUDITED

	Systemwide — Worldwide			Systemwide — North America			Systemwide — International
	2009	2008	Var.	2009	2008	Var.	2009	2008	Var.

TOTAL HOTELS
REVPAR ($)	100.60	126.18	-20.3%	95.65	119.10	-19.7%	107.45	135.96	-21.0%
ADR ($)	152.75	183.60	-16.8%	139.91	167.65	-16.5%	172.22	207.49	-17.0%
Occupancy (%)	65.9%	68.7%	-2.8	68.4%	71.0%	-2.6	62.4%	65.5%	-3.1

SHERATON
REVPAR ($)	87.22	108.86	-19.9%	85.08	105.93	-19.7%	89.99	112.66	-20.1%
ADR ($)	135.27	159.96	-15.4%	126.29	149.13	-15.3%	148.22	175.55	-15.6%
Occupancy (%)	64.5%	68.1%	-3.6	67.4%	71.0%	-3.6	60.7%	64.2%	-3.5

WESTIN
REVPAR ($)	107.42	130.78	-17.9%	104.36	126.12	-17.3%	116.49	144.58	-19.4%
ADR ($)	156.07	186.35	-16.2%	149.46	177.65	-15.9%	176.83	213.32	-17.1%
Occupancy (%)	68.8%	70.2%	-1.4	69.8%	71.0%	-1.2	65.9%	67.8%	-1.9

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	210.57	274.09	-23.2%	167.74	218.40	-23.2%	234.92	306.29	-23.3%
ADR ($)	345.54	439.05	-21.3%	272.79	341.85	-20.2%	387.49	497.38	-22.1%
Occupancy (%)	60.9%	62.4%	-1.5	61.5%	63.9%	-2.4	60.6%	61.6%	-1.0

LE MERIDIEN
REVPAR ($)	119.44	154.64	-22.8%	175.91	236.51	-25.6%	113.69	146.34	-22.3%
ADR ($)	178.84	218.37	-18.1%	219.14	292.25	-25.0%	173.80	209.69	-17.1%
Occupancy (%)	66.8%	70.8%	-4.0	80.3%	80.9%	-0.6	65.4%	69.8%	-4.4

W
REVPAR ($)	161.86	209.86	-22.9%	162.75	213.73	-23.9%	154.89	179.69	-13.8%
ADR ($)	214.59	289.28	-25.8%	210.41	286.58	-26.6%	256.59	317.13	-19.1%
Occupancy (%)	75.4%	72.5%	2.9	77.4%	74.6%	2.8	60.4%	56.7%	3.7

FOUR POINTS
REVPAR ($)	64.01	82.41	-22.3%	62.76	81.69	-23.2%	66.97	84.08	-20.3%
ADR ($)	99.75	119.67	-16.6%	95.56	114.43	-16.5%	110.37	133.67	-17.4%
Occupancy (%)	64.2%	68.9%	-4.7	65.7%	71.4%	-5.7	60.7%	62.9%	-2.2

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended September 30,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2009	2008	Var.	2009	2008	Var.

TOTAL WORLDWIDE
REVPAR ($)	100.60	126.18	-20.3%	111.97	140.91	-20.5%
ADR ($)	152.75	183.60	-16.8%	168.47	203.76	-17.3%
Occupancy (%)	65.9%	68.7%	-2.8	66.5%	69.2%	-2.7

NORTH AMERICA
REVPAR ($)	95.65	119.10	-19.7%	114.54	143.89	-20.4%
ADR ($)	139.91	167.65	-16.5%	161.08	196.26	-17.9%
Occupancy (%)	68.4%	71.0%	-2.6	71.1%	73.3%	-2.2

EUROPE
REVPAR ($)	153.16	196.60	-22.1%	168.87	214.13	-21.1%
ADR ($)	228.86	282.93	-19.1%	244.63	301.59	-18.9%
Occupancy (%)	66.9%	69.5%	-2.6	69.0%	71.0%	-2.0

AFRICA & MIDDLE EAST
REVPAR ($)	94.98	115.64	-17.9%	95.92	117.99	-18.7%
ADR ($)	153.78	173.98	-11.6%	154.30	175.39	-12.0%
Occupancy (%)	61.8%	66.5%	-4.7	62.2%	67.3%	-5.1

ASIA PACIFIC
REVPAR ($)	87.70	107.70	-18.6%	84.68	103.73	-18.4%
ADR ($)	140.46	171.71	-18.2%	137.47	168.56	-18.4%
Occupancy (%)	62.4%	62.7%	-0.3	61.6%	61.5%	0.1

LATIN AMERICA
REVPAR ($)	59.00	85.91	-31.3%	58.81	88.47	-33.5%
ADR ($)	121.59	137.85	-11.8%	130.16	145.33	-10.4%
Occupancy (%)	48.5%	62.3%	-13.8	45.2%	60.9%	-15.7

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended September 30,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2009	2008	Var.	2009	2008	Var.	2009	2008	Var.
	56 Hotels			30 Hotels			26 Hotels
TOTAL HOTELS
REVPAR ($)	130.48	170.14	-23.3%	136.18	177.61	-23.3%	121.46	158.31	-23.3%
ADR ($)	185.66	229.49	-19.1%	177.25	226.73	-21.8%	202.74	234.56	-13.6%
Occupancy (%)	70.3%	74.1%	-3.8	76.8%	78.3%	-1.5	59.9%	67.5%	-7.6

Total Revenue	356,163	461,444	-22.8%	223,331	288,721	-22.6%	132,832	172,723	-23.1%
Total Expenses	293,418	351,584	-16.5%	192,081	224,151	-14.3%	101,337	127,433	-20.5%

	50 Hotels			24 Hotels			26 Hotels
BRANDED HOTELS
REVPAR ($)	133.46	174.88	-23.7%	142.51	187.39	-24.0%	121.46	158.31	-23.3%
ADR ($)	189.48	236.02	-19.7%	181.83	236.96	-23.3%	202.74	234.56	-13.6%
Occupancy (%)	70.4%	74.1%	-3.7	78.4%	79.1%	-0.7	59.9%	67.5%	-7.6

Total Revenue	325,901	425,541	-23.4%	193,133	252,779	-23.6%	132,768	172,762	-23.1%
Total Expenses	267,041	322,005	-17.1%	165,761	194,533	-14.8%	101,280	127,472	-20.5%

(1)	Hotel Results exclude 14 hotels sold and 7 hotels without comparable results during 2008 & 2009

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended September 30,
UNAUDITED ($ millions)

	Worldwide
	2009	2008	$ Variance	% Variance
Management Fees:
Base Fees	62	73	-11	-15.1%
Incentive Fees	25	44	-19	-43.2%

Total Management Fees	87	117	-30	-25.6%

Franchise Fees	37	44	-7	-15.9%

Total Management & Franchise Fees	124	161	-37	-23.0%

Other Management & Franchise Revenues (1)	32	23	9	39.1%

Total Management & Franchise Revenues	156	184	-28	-15.2%

Other (2)	25	34	-9	-26.5%

Management Fees, Franchise Fees & Other Income	181	218	-37	-17.0%

(1)	Other Management & Franchise Revenues primarily includes the amortization of deferred gains of approximately $21 million in 2009 and $21 million in 2008 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.`
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended September 30,
UNAUDITED ($ millions)

	2009	2008	% Variance

Originated Sales Revenues (1) — Vacation Ownership Sales	83	129	-35.7%
Other Sales and Services Revenues (2)	49	51	-3.9%
Deferred Revenues — Percentage of Completion	6	2	n/m
Deferred Revenues — Other (3)	(13)	1	n/m

Vacation Ownership Sales and Services Revenues	125	183	-31.7%
Residential Sales and Services Revenues	1	43	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	126	226	-44.2%

Originated Sales Expenses (4) — Vacation Ownership Sales	52	93	44.1%
Other Expenses (5)	42	52	19.2%
Deferred Expenses — Percentage of Completion	3	1	n/m
Deferred Expenses — Other	5	8	n/m

Vacation Ownership Expenses	102	154	33.8%
Residential Expenses	—	1	n/m

Total Vacation Ownership & Residential Expenses	102	155	34.2%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Nine Months Ended September 30,
UNAUDITED

	Systemwide — Worldwide			Systemwide — North America			Systemwide — International
	2009	2008	Var.	2009	2008	Var.	2009	2008	Var.
TOTAL HOTELS
REVPAR ($)	97.18	128.40	-24.3%	93.99	122.37	-23.2%	101.45	136.51	-25.7%
ADR ($)	155.88	186.65	-16.5%	146.09	173.18	-15.6%	170.08	205.93	-17.4%
Occupancy (%)	62.3%	68.8%	-6.5	64.3%	70.7%	-6.4	59.6%	66.3%	-6.7

SHERATON
REVPAR ($)	84.70	110.13	-23.1%	81.10	105.69	-23.3%	89.10	115.55	-22.9%
ADR ($)	138.81	162.37	-14.5%	128.24	150.46	-14.8%	152.82	178.14	-14.2%
Occupancy (%)	61.0%	67.8%	-6.8	63.2%	70.2%	-7.0	58.3%	64.9%	-6.6

WESTIN
REVPAR ($)	107.39	137.48	-21.9%	107.25	134.90	-20.5%	107.81	144.94	-25.6%
ADR ($)	165.28	195.83	-15.6%	161.85	189.04	-14.4%	176.00	216.81	-18.8%
Occupancy (%)	65.0%	70.2%	-5.2	66.3%	71.4%	-5.1	61.3%	66.9%	-5.6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	180.74	263.85	-31.5%	176.56	251.66	-29.8%	183.07	270.65	-32.4%
ADR ($)	321.13	410.06	-21.7%	309.72	372.13	-16.8%	327.61	432.98	-24.3%
Occupancy (%)	56.3%	64.3%	-8.0	57.0%	67.6%	-10.6	55.9%	62.5%	-6.6

LE MERIDIEN
REVPAR ($)	115.18	159.76	-27.9%	155.46	221.65	-29.9%	110.84	153.13	-27.6%
ADR ($)	180.73	224.97	-19.7%	213.58	294.67	-27.5%	176.63	217.01	-18.6%
Occupancy (%)	63.7%	71.0%	-7.3	72.8%	75.2%	-2.4	62.8%	70.6%	-7.8

W
REVPAR ($)	154.09	219.18	-29.7%	152.78	219.08	-30.3%	165.69	220.13	-24.7%
ADR ($)	226.81	297.47	-23.8%	219.63	291.20	-24.6%	309.33	367.05	-15.7%
Occupancy (%)	67.9%	73.7%	-5.8	69.6%	75.2%	-5.6	53.6%	60.0%	-6.4

FOUR POINTS
REVPAR ($)	63.63	83.17	-23.5%	60.62	78.24	-22.5%	71.16	95.52	-25.5%
ADR ($)	101.79	120.44	-15.5%	96.77	112.65	-14.1%	114.48	140.32	-18.4%
Occupancy (%)	62.5%	69.1%	-6.6	62.6%	69.5%	-6.9	62.2%	68.1%	-5.9

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Nine Months Ended September 30,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2009	2008	Var.	2009	2008	Var.
TOTAL WORLDWIDE
REVPAR ($)	97.18	128.40	-24.3%	108.71	144.72	-24.9%
ADR ($)	155.88	186.65	-16.5%	172.86	207.00	-16.5%
Occupancy (%)	62.3%	68.8%	-6.5	62.9%	69.9%	-7.0

NORTH AMERICA
REVPAR ($)	93.99	122.37	-23.2%	113.52	150.87	-24.8%
ADR ($)	146.09	173.18	-15.6%	170.43	204.36	-16.6%
Occupancy (%)	64.3%	70.7%	-6.4	66.6%	73.8%	-7.2

EUROPE
REVPAR ($)	125.12	175.48	-28.7%	137.06	191.29	-28.3%
ADR ($)	205.92	262.85	-21.7%	220.10	279.13	-21.1%
Occupancy (%)	60.8%	66.8%	-6.0	62.3%	68.5%	-6.2

AFRICA & MIDDLE EAST
REVPAR ($)	117.96	143.50	-17.8%	120.08	146.14	-17.8%
ADR ($)	180.36	202.01	-10.7%	182.40	203.99	-10.6%
Occupancy (%)	65.4%	71.0%	-5.6	65.8%	71.6%	-5.8

ASIA PACIFIC
REVPAR ($)	84.93	114.11	-25.6%	81.67	108.75	-24.9%
ADR ($)	144.95	178.19	-18.7%	142.53	172.59	-17.4%
Occupancy (%)	58.6%	64.0%	-5.4	57.3%	63.0%	-5.7

LATIN AMERICA
REVPAR ($)	67.54	94.67	-28.7%	69.98	98.48	-28.9%
ADR ($)	132.23	143.64	-7.9%	142.21	152.40	-6.7%
Occupancy (%)	51.1%	65.9%	-14.8	49.2%	64.6%	-15.4

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Nine Months Ended September 30,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2009	2008	Var.	2009	2008	Var.	2009	2008	Var.
	54 Hotels			28 Hotels			26 Hotels
TOTAL HOTELS
REVPAR ($)	124.37	176.97	-29.7%	131.02	184.56	-29.0%	114.09	165.24	-31.0%
ADR ($)	191.67	240.81	-20.4%	188.38	242.05	-22.2%	197.80	238.72	-17.1%
Occupancy (%)	64.9%	73.5%	-8.6	69.6%	76.3%	-6.7	57.7%	69.2%	-11.5

Total Revenue	1,030,925	1,446,818	-28.7%	657,982	907,489	-27.5%	372,943	539,329	-30.9%
Total Expenses	859,761	1,075,390	-20.1%	567,461	683,598	-17.0%	292,300	391,792	-25.4%

	54 Hotels			28 Hotels			26 Hotels
BRANDED HOTELS
REVPAR ($)	128.02	184.35	-30.6%	138.83	199.19	-30.3%	114.09	165.24	-31.0%
ADR ($)	195.62	247.88	-21.1%	194.25	254.17	-23.6%	197.80	238.72	-17.1%
Occupancy (%)	65.4%	74.4%	-9.0	71.5%	78.4%	-6.9	57.7%	69.2%	-11.5

Total Revenue	947,127	1,349,082	-29.8%	574,183	809,753	-29.1%	372,944	539,329	-30.9%
Total Expenses	782,260	989,712	-21.0%	489,764	598,009	-18.1%	292,496	391,703	-25.3%

(1)	Hotel Results exclude 14 hotels sold and 9 hotels without comparable results during 2008 & 2009

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Nine Months Ended September 30,
UNAUDITED ($ millions)

	Worldwide
	2009	2008	$ Variance	% Variance
Management Fees:
Base Fees	176	217	-41	-18.9%
Incentive Fees	76	121	-45	-37.2%

Total Management Fees	252	338	-86	-25.4%

Franchise Fees	103	128	-25	-19.5%

Total Management & Franchise Fees	355	466	-111	-23.8%

Other Management & Franchise Revenues (1)	94	71	23	32.4%

Total Management & Franchise Revenues	449	537	-88	-16.4%

Other (2)	84	105	-21	-20.0%

Management Fees, Franchise Fees & Other Income	533	642	-109	-17.0%

(1)	Other Management & Franchise Revenues primarily includes the amortization of deferred gains of approximately $61 million in 2009 and $63 million in 2008 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Nine Months Ended September 30,
UNAUDITED ($ millions)

	2009	2008	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	239	434	-44.9%
Other Sales and Services Revenues (2)	150	156	-3.8%
Deferred Revenues — Percentage of Completion	23	(27)	n/m
Deferred Revenues — Other (3)	(29)	3	n/m

Vacation Ownership Sales and Services Revenues	383	566	-32.3%
Residential Sales and Services Revenues	4	47	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	387	613	-36.9%

Originated Sales Expenses (4) — Vacation Ownership Sales	156	305	48.9%
Other Expenses (5)	123	155	20.6%
Deferred Expenses — Percentage of Completion	12	(14)	n/m
Deferred Expenses — Other	13	21	38.1%

Vacation Ownership Expenses	304	467	34.9%
Residential Expenses	2	5	60.0%

Total Vacation Ownership & Residential Expenses	306	472	35.2%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of September 30, 2009
UNAUDITED ($ millions)
Properties without comparable results in 2009:

Property	Location
Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Westin St. John Resort & Villas	St. John, Virgin Islands
Westin Peachtree	Atlanta, GA
Sheraton Fiji Resort	Nadi, Fiji
element Lexington	Lexington, MA
aloft Lexington	Lexington, MA
aloft Philadelphia Airport	Philadelphia, PA
W Chicago — City Center	Chicago, IL
Grand Hotel, Florence	Florence, Italy
Properties sold or closed in 2009 and 2008:

Property	Location
Caesar’s Brookdale	Scotrun, PA
Sheraton Hamilton	Hamilton, Ontario
Days Inn Town Center	Seattle, WA
Sixth Avenue Inn	Seattle, WA
Hotel Des Bains	Venice Lido, Italy
The Westin Excelsior	Venice Lido, Italy
Hotel Villa Cipriani	Asolo, Italy
The Westin Turnberry	Ayreshire, Scotland
Sheraton Brussels Hotel & Towers	Brussels, Belgium
Sheraton Mencey Hotel	Santa Cruz de Tenerife, Spain
Sheraton Newton	Newton, MA
Minneapolis Gateway Hotel	Minneapolis, MN
Park Ridge Hotel & Conference Center at Valley Forge	King of Prussia, PA
W San Francisco	San Francisco, CA
Revenues and Expenses Associated with Assets Sold or Closed in 2009 and 2008 (1):

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold or Closed in 2008:
2008
Revenues	$10	$25	$35	$6	$76
Expenses (excluding depreciation)	$16	$23	$23	$6	$68

Hotels Sold or Closed in 2009:
2009
Revenues	$18	$12	$3	$—	$33
Expenses (excluding depreciation)	$18	$11	$4	$—	$33

2008
Revenues	$30	$35	$33	$28	$126
Expenses (excluding depreciation)	$26	$27	$27	$24	$104

(1)	Results consist of 6 hotels sold or closed in 2009 and 8 hotels sold or closed in 2008. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2009 and 2008

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Nine Months Ended September 30, 2009
UNAUDITED ($ millions)

	Q3	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	16	72
Corporate/IT	3	17

Subtotal	19	89

Vacation Ownership Capital Expenditures: (2)
Net capital expenditures for inventory (excluding St.Regis Bal Harbour)	0	18
Net capital expenditures for inventory — St.Regis Bal Harbour	18	85

Subtotal	18	103

Development Capital	21	79

Total Capital Expenditures	58	271

(1)	Maintenance capital expenditures include improvements, repairs and maintenance.

(2)	Represents gross inventory capital expenditures of $35 and $157 in the three and nine months ended September 30, 2009, respectively, less cost of sales of $17 and $54 in the three and nine months ended September 30, 2009, respectively.

Starwood Hotels & Resorts Worldwide, Inc.
2009 Divisional Hotel Inventory Summary by Ownership by Brand*
September 30, 2009

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	7	4,191	4	707	5	2,713	2	821	18	8,432
Westin	5	2,849	3	650	3	902	1	273	12	4,674
Four Points	2	327	—	—	—	—	1	630	3	957
W	8	2,770	—	—	—	—	—	—	8	2,770
Luxury Collection	1	643	7	828	1	180	—	—	9	1,651
St. Regis	3	668	1	161	—	—	—	—	4	829
Aloft	2	272	—	—	—	—	—	—	2	272
Element	1	123	—	—	—	—	—	—	1	123
Other	6	1,935	—	—	—	—	—	—	6	1,935

Total Owned	35	13,778	15	2,346	9	3,795	4	1,724	63	21,643

Managed & UJV
Sheraton	41	29,193	66	19,611	15	2,934	54	20,128	176	71,866
Westin	52	28,105	14	3,882	—	—	16	5,975	82	37,962
Four Points	2	646	9	1,641	4	517	9	2,723	24	5,527
W	17	5,348	2	579	2	433	3	723	24	7,083
Luxury Collection	7	2,028	12	2,011	7	250	—	—	26	4,289
St. Regis	6	1,303	1	95	2	309	4	1,009	13	2,716
Le Meridien	4	719	62	15,734	—	—	24	6,405	90	22,858
Aloft	—	—	—	—	—	—	1	186	1	186
Other	1	—	1	—	—	—	—	—	2	—

Total Managed & UJV	130	67,342	167	43,553	30	4,443	111	37,149	438	152,487

Franchised
Sheraton	154	45,954	27	6,308	9	2,497	15	6,135	205	60,894
Westin	54	17,520	6	2,657	2	396	7	1,939	69	22,512
Four Points	96	15,218	12	1,670	8	1,204	3	324	119	18,416
Luxury Collection	5	1,127	14	1,900	—	—	7	2,022	26	5,049
St. Regis	—	—	1	133	—	—	—	—	1	133
Le Meridien	6	1,811	4	1,340	2	311	2	554	14	4,016
Aloft	29	4,278	—	—	—	—	—	—	29	4,278
Element	5	639	—	—	—	—	—	—	5	639

Total Franchised	349	86,547	64	14,008	21	4,408	34	10,974	468	115,937

Systemwide
Sheraton	202	79,338	97	26,626	29	8,144	71	27,084	399	141,192
Westin	111	48,474	23	7,189	5	1,298	24	8,187	163	65,148
Four Points	100	16,191	21	3,311	12	1,721	13	3,677	146	24,900
W	25	8,118	2	579	2	433	3	723	32	9,853
Luxury Collection	13	3,798	33	4,739	8	430	7	2,022	61	10,989
St. Regis	9	1,971	3	389	2	309	4	1,009	18	3,678
Le Meridien	10	2,530	66	17,074	2	311	26	6,959	104	26,874
Aloft	31	4,550	—	—	—	—	1	186	32	4,736
Element	6	762	—	—	—	—	—	—	6	762
Other	7	1,935	1	—	—	—	—	—	8	1,935
Vacation Ownership	13	6,884	—	—	—	—	—	—	13	6,884

Total Systemwide	527	174,551	246	59,907	60	12,646	149	49,847	982	296,951

*	Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of September 30, 2009
UNAUDITED

	# Resorts				# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total(2)	Operations	Sales	Completed(3)	Development(4)	Capacity(5),(6)	Buildout
Sheraton	8	7	7	2,988	91	1,394	4,473
Westin	10	8	9	1,431	131	756	2,318
St. Regis	2	2	2	63	—	—	63
The Luxury Collection	1	1	1	6	—	1	7
Unbranded	3	3	1	124	—	1	125

Total SVO, Inc.	24	21	20	4,612	222	2,152	6,986

Unconsolidated Joint Ventures (UJV’s)	2	1	1	198	—	40	238

Total including UJV’s	26	22	21	4,810	222	2,192	7,224

Total Intervals Including UJV’s (7)				250,120	11,544	113,984	375,648

(1)	Lockoff units are considered as one unit for this analysis

(2)	Includes resorts in operation, active sales or future development

(3)	Completed units include those units that have a certificate of occupancy

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit